UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020

Libbey Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue, Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 325-2100

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None(1)	None(1)	None(1)

(1) On June 10, 2020, NYSE Regulation, Inc. filed an application on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the common stock of Libbey Inc. (the “Company”). The delisting was effective June 22, 2020. The deregistration of the common stock under section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) became effective on September 8, 2020.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on June 1, 2020, Libbey Inc. (the “Company”), Libbey Glass Inc. (“Libbey Glass”), and each direct and indirect domestic subsidiary of Libbey Glass (each a “Libbey Subsidiary” and, together with the Company and Libbey Glass, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re: Libbey Glass Inc., et al., Case No. 20-11439 (LSS).

Confirmation of Plan of Reorganization

On October 19, 2020, the Bankruptcy Court held a hearing to consider confirmation of the First Amended Joint Plan of Reorganization for Libbey Glass Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code (as it may be amended, supplemented or otherwise modified, the “Plan”). On October 20, 2020, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”). Copies of the Plan and the Confirmation Order are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Summary of Plan of Reorganization

The following is a summary of the material terms of the Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order filed as Exhibit 2.1 and 99.1, respectively, to this Current Report on Form 8-K. Capitalized terms used in this Current Report on Form 8-K and not otherwise defined will have the meanings given to them in the Plan and the Confirmation Order. The Plan preserves the Debtors’ business and enhances their value by substantially deleveraging the Debtors’ balance sheet by approximately $300 million.

The Plan provides that on the Effective Date, there will be a reorganization of each Debtor and established processes for resolution of Administrative Claims, Debtor-in-Possession (“DIP”) Facility Claims and Priority Tax Claims. The Plan reflects the terms of various settlements among the Debtors, the Ad Hoc Term Lender Group, the Committee and the Unions, which resulted in an agreement on a global restructuring. The Plan provides certain consensual modifications to the applicable collective bargaining agreements and union-related retiree benefits, which were executed on September 19, 2020 and ratified by the Unions’ membership on September 25, 2020. The Debtors estimate these modifications will yield pre-tax cost savings of approximately $31 million from 2020 through 2024. The Plan further incorporates a compromise and settlement of potential Claims and Causes of Action of the Committee on behalf of the Holders of General Unsecured Claims (the “Committee Settlement”), whereby (i) the General Unsecured Claim Recovery Pool will total $900,000, (ii) the Prepetition Term Loan Lenders have agreed to forgo a distribution on their Unsecured Deficiency Claim and (iii) the Debtors have agreed to waive Avoidance Actions (including those against Holders of General Unsecured Claims), which are being released as of the Effective Date.

The Plan creates nine classes of claims against and interests in the Debtors. Holders of allowed claims in Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 3 (Secured Tax Claims), Class 4 (Prepetition ABL Claims), Class 5 (Prepetition Term Loan Claims (Secured Portion)), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims), Class 8 (Old Parent Interests), and Class 9 (Old Affiliate Interests). The Plan provides for the full satisfaction of claims, unless treatment is otherwise specified, for Classes 1, 2, 3, 4, 7 and 9, which were deemed to accept the Plan. Holders of Class 5 Claims will receive their Pro Rata Share of 100% of the New Equity Interests Pool. Class 6 Claims are subject to the Committee Settlement and such Holders will receive their Pro Rata Share of the General Unsecured Recovery Cash Pool, provided that the holders of the Prepetition Term Loan Claims (Unsecured Deficiency Portion) shall not share in the General Unsecured Recovery Cash Pool. Both Classes 5 and 6, the only voting classes, voted to approve the Plan. Class 8 Claims will be cancelled as of the Effective Date, and this group was deemed to reject the Plan. The Plan also provides for Exit Term Loan and Exit ABL Facilities to facilitate the global reorganization.

The Plan provides for a release of the Released Parties, their respective Related Persons, certain Holders of Claims, and their respective assets and properties, by the Debtors and Reorganized Debtors, in their respective individual capacities and as debtors-in-possession, as more fully set forth in Article X.B.1 of the Plan.

The Effective Date of the Plan will be the first Business Day on which the conditions specified in Article IX of the Plan have been satisfied or waived (in accordance with Article IX of the Plan) and the Plan is declared effective by the Bankruptcy Court.

Assets and Liabilities

As of August 31, 2020, the Company had total assets of approximately $54,805,000 and no liabilities, as disclosed in the Company’s most recent monthly operating report filed with the Bankruptcy Court on September 27, 2020 and filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on September 28, 2020.

Treatment of the Company’s Common Stock

As of October 16, 2020, the Company had 22,667,869 shares of common stock outstanding. Pursuant to the Plan, the Company’s common stock outstanding immediately before the Effective Date will be canceled and of no further force or effect after the Effective Date. No shares of the Company’s common stock will be reserved for future issuance in respect of claims and interests filed and allowed under the Plan.

Item 3.03 Material Modification to Rights of Security Holders.

On the Effective Date, except to the extent otherwise provided in the Plan (including, without limitation, Article V.E of the Plan) all stock, indentures, instruments, certificates, agreements and other documents evidencing or relating to Claims or Equity Interests (other than Old Affiliate Interests) shall be canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person or Entity; provided, that, any credit document or loan agreement that governs the rights of the Holder of a Claim shall continue in effect for the limited purposes of (1) allowing Holders of Claims to receive distributions under the Plan, (2) allowing and preserving the rights of the Prepetition Agents and the DIP Agents to make distributions pursuant to the Plan, (3) preserving each of the Prepetition Agents’ and DIP Agents’ rights to compensation and indemnification as against any money or property distributed by such Entities pursuant to the Plan, (4) preserving all rights, including rights of enforcement, of each of the Prepetition Agents and DIP Agents, against any Person or Entity other than a Released Party, including with respect to contractual indemnification or contribution claims, (5) permitting each of the Prepetition Agents and DIP Agents to enforce any obligation (if any) owed to such respective Person or Entity under the Plan, (6) permitting each of the Prepetition Agents and DIP Agents to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, (7) preserving all rights of the Prepetition ABL Secured Parties and DIP ABL Secured Parties under the Payoff Letter, and (8) permitting each of the Prepetition Agents and each of the DIP Agents to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that (a) the preceding proviso shall not affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable, except as expressly provided for in the Plan, and (b) except as otherwise provided in the Plan, the terms and provisions of the Plan shall not modify any existing credit document or loan agreement that would in any way be inconsistent with distributions under the Plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Plan provides that on the Effective Date, the members of the Company’s board of directors will be deemed to have resigned, other than Patrick J. Bartels, Jr., who will also be appointed as the sole officer of the Company. Each of the Company’s remaining current directors and current executive officers will cease to be directors and officers of the Company on the Effective Date. Under the Plan, our leadership team will remain in place at a new entity formed thereunder and will continue to operate the business.

Item 7.01 Regulation FD Disclosure.

On October 19, 2020, the Company issued a press release announcing confirmation of the Plan. A copy of the press release is attached as Exhibit 99.2.

The information furnished with this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits hereto, includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company’s best assessment at this time and are indicated by words or phrases such as “goal,” “plan,” “expects,” “believes,” “will,” “estimates,” “anticipates,” or similar phrases. These forward-looking statements include all matters that are not historical facts. They include statements regarding, among other things, the Company's intentions, beliefs or current expectations concerning the timing of its emergence from Chapter 11 and impact of such emergence on its balance sheet and operations going forward and the terms and conditions of its exit financing. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Investors are cautioned that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from these statements. Investors should not place undue reliance on such statements. Important factors potentially affecting performance include but are not limited to risks and uncertainties related to the ability to consummate the Plan; risks attendant to the bankruptcy process and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that we may employ to address our liquidity and capital resources; restrictions on us due to the terms of the proposed exit financing arrangements and restrictions imposed by the applicable courts; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; other litigation and inherent risks involved in a bankruptcy process; risks related to the trading of the Company's securities on the OTC Pink marketplace; the impact of COVID-19 on the global economy, our associates, our customers and our operations, our high level of indebtedness and the availability and cost of credit; high interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under the Company's DIP financing arrangements; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the Chinese renminbi and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber-attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. These and other risk factors that could cause results to differ materially from the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, the Company's Quarterly Reports on Form 10-Q, the Company’s other filings with the Securities and Exchange Commission (the “SEC”) and in the Disclosure Statement filed with the Bankruptcy Court in connection with the Chapter 11 Cases. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this report.

Item 9.01 Financial Statements and Exhibits.

d)  Exhibits:

Exhibit No.            Description

2.1                          First Amended Joint Plan of Reorganization for Libbey Glass Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code

99.1                        Confirmation Order

99.2                        Press Release dated October 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant

Date: October 20, 2020	By:	/s/ Juan Amezquita
Juan Amezquita
Senior Vice President, Chief Financial Officer